REPORT OF INDEPENDENT
    CERTIFIED PUBLIC
       ACCOUNTANTS
   ON INTERNAL CONTROL
        STRUCTURE



The Board of Directors
The Matterhorn Growth Fund, Inc.
Glendora, California


In planning and performing our audit of
the financial statements of The Matterhorn
Growth Fund, Inc., for the period ended
June 30, 2001, we considered the internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of the Fund is
responsible for establishing and
maintaining an internal control structure.
In fulfilling this responsibility, estimates
and judgments by management are
required to assess the expected benefits
and related costs of internal control
structure policies and procedures.   Two of
the objectives of an internal control
structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States of America.

Because of inherent limitations in any
internal control structure, errors or
irregularities may occur and not be
detected.   Also, projection of any
evaluation of the structure to future
periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control
structure would not necessarily disclose all
matters in the internal control structure
that might be material weaknesses under
standards established by the American
Institute of Certified Public Accountants.
 A material weakness is a condition in
which the design or operation of the
specific internal control structure elements
does not reduce to a relatively low level
the risk that errors or irregularities in
amounts that would be material in relation
to the financial statements being audited
may occur and not be detected within a
timely period by employees in the normal
course of performing their assigned
functions.   However, we noted no matters
involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of June
30, 2001.

This report is intended solely for the
information and use of management and
the Securities and Exchange Commission,
and should not be used for any other
purpose.





   TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 25, 2001